                                                                    Exhibit 1(f)

                       SECOND AMENDMENT DATED JULY 6, 2004

             TO JANUS ADVISER AMENDED AND RESTATED TRUST INSTRUMENT
                               DATED MAY 9, 2003

      Pursuant to authority granted by the Trustees, Schedule A of the Amended and Restated Trust Instrument is amended to reflect the re-designation of "U.S. Value Fund" as "Focused Value Fund":

                                   SCHEDULE A

   Series of the Trust                          Available Classes
   -------------------                          -----------------
International Equity Fund                        Investor Class
                                                 Class A Shares
                                                 Class C Shares
                                                 Class I Shares

Focused Value Fund                               Investor Class
                                                 Class A Shares
                                                 Class C Shares
                                                 Class I Shares